Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hallmark Financial Services, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-41220 and 333-140000) of Hallmark Financial Services, Inc. and subsidiaries (the Company) of our report dated March 20, 2007, relating to the consolidated balance sheets of Hallmark Financial Services, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006 and all financial statement schedules, which report appears in the December 31, 2006 annual report on Form 10-K of Hallmark Financial Services, Inc.

The aforementioned report, with respect to the consolidated financial statements of the Company, refers to the change, in 2006, in the Company's method of accounting for stock-based compensation.

/s/ KPMG LLP
KPMG LLP
Dallas, Texas
March 20, 2007